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                                                                    EXHIBIT 23.8

[LETTERHEAD OF LAZARD FRERES & CO]

March 10, 1995

Board of Directors
Salick Health Care, Inc.
8201 Beverly Boulevard
Los Angeles, California 90048

Re:  Registration Statement on Form S-4 of Salick Health Care Inc. relating to
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     the Special Common Stock being registered in connection with the Merger
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     (as hereinafter referred to)
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Members of the Board:

     Reference is made to our opinion letter dated December 22, 1994 with respect to the proposed acquisition transaction pursuant to the Agreement and Plan of Merger, dated as of December 22, 1994 (the "Agreement"), among Salick Health Care, Inc. (the "Company"), Zeneca Limited, and an indirect wholly-owned subsidiary of Zeneca Limited. The Agreement provides for the merger (the "Merger") of such subsidiary with and into the Company, with the Company surviving, and the conversion of each outstanding share of the Company's Common Stock into the right to receive one-half share of the Company's special common stock (the "Special Common Stock") and $18.875 in cash.

     The foregoing opinion letter is solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.


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Board of Directors

     In that regard, we hereby consent (i) to the reference to the opinion of our Firm under the captions "Summary--Opinions of Financial Advisors" and "Merger Proposal--Opinions of the Company's Financial Advisors" and to the inclusion of the foregoing opinion in the Proxy Statement included in the above-mentioned Registration Statement and (ii) to the deletion of the penultimate paragraph of our opinion from the copy of our opinion that is included in such Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             LAZARD FRERES & CO